Exhibit 5.1

BEIJING BRUSSELS CENTURY CITY HONG KONG LONDON LOS ANGELES NEWPORT BEACH	Times Square Tower 7 Times Square New York, New York 10036 TELEPHONE (212) 326-2000 FACSIMILE (212) 326-2061 www.omm.com	SAN FRANCISCO SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

April 14, 2010

Verso Paper Holdings LLC
Verso Paper Inc.
6775 Lenox Center Court, Suite 400
Memphis, TN 38115-4436

Re:           Registration of 11.5% Senior Secured Notes due 2014

Ladies and Gentlemen:

At your request, we have examined (i) the Registration Statement on Form S-4 (such registration statement, as amended or supplemented, the “Original Issuance Registration Statement”) filed with the Securities and Exchange Commission on December 14, 2009 under the Securities Act of 1933, as amended (the “Securities Act”) of Verso Paper Holdings LLC, a Delaware limited liability company (the “Company”) and Verso Paper Inc., a Delaware corporation (“Finance Co.,” and together with the Company, the “Issuers”), in connection with the registration under the Securities Act, of $325,000,000 11.5% Senior Secured Notes due 2014 (the “Original Issuance Notes”), (ii) the Registration Statement on Form S-4 (such registration statement, as amended and supplemented, the “Additional Issuance Registration Statement” and, together with the Original Issuance Registration Statement, the “Registration Statements”) to be filed with the Securities and Exchange Commission on April 14, 2010 under the Securities Act of the Issuers, in connection with the registration under the Securities Act, of $25,000,000 11.5% Senior Secured Notes due 2014 (the “Additional Issuance Notes” and, together with the Original Issuance Notes, the “Notes”), and (iii) the guarantees (the “Guarantees”) of the Notes by Verso Paper LLC, a Delaware limited liability company, Verso Androscoggin LLC, a Delaware limited liability company, Verso Bucksport LLC, a Delaware limited liability company, Verso Sartell LLC, a Delaware limited liability company, Verso Quinnesec LLC, a Delaware limited liability, Verso Maine Energy LLC, a Delaware limited liability company, Verso Fiber Farm LLC, a Delaware limited liability company, and nexTier Solutions Corporation, a California corporation (collectively, the “Subsidiary Guarantors”).

We have acted as counsel to the Issuers in connection with the above.  In our capacity as such counsel, we have examined originals or copies of (i) the Registration Statements, (ii) the Indenture, dated as of June 11, 2009, by and among the Company, Finance Co., the Subsidiary Guarantors and Wilmington Trust FSB (the “Indenture”) and (iii) such other corporate and other records and documents we considered appropriate.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.
The Notes and the Guarantees of the Subsidiary Guarantors have been duly authorized by all necessary corporate or limited liability company action on the part of the Issuers and the Subsidiary Guarantors, as applicable; and

2.
The Notes and the Guarantees are the legally valid and binding obligations of the Issuers and the Subsidiary Guarantors, as applicable, enforceable against the Issuers and the Subsidiary Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

In rendering the opinion in paragraph 2 above, we have assumed that the indenture and supplemental indentures, if any, pursuant to which the Notes and Guarantees have been issued have been duly authorized, executed and delivered by all necessary corporate or limited liability company action on the part of the Subsidiary Guarantors.

The law governed by this opinion letter is limited to the present federal law of the United States, the present Delaware Limited Liability Company Act, the present Delaware General Corporation Act and the present California Corporations Code.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We hereby consent to the use of this opinion letter as an exhibit to the Additional Issuance Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of each Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/   O’Melveny & Myers LLP